UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2022

DUESENBERG TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-54800	99-0364150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No 21, Denai Endau 3, Seri Tanjung, Pinang, Tanjung Tokong, Penang, Malaysia		10470
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		236-304-0299

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☐

ITEM 3.02UNREGISTERED SALES OF EQUITY SECURITIES.

On July 28, 2022, Duesenberg Technologies Inc. (the “Company”) closed a private placement financing (the “Financing”) by issuing 2,142,857 shares of its common stock (the “Shares”) at USD$0.14 per share for gross proceeds of USD$300,000. The Shares were issued to a company related to Duesenberg by way of director in common and pursuant to the provisions of Regulation S of the United States Securities Act of 1933, as amended (the “Act”), to the person who is not resident of the United States and are otherwise not “U.S. Person” as that term is defined in Rule 902(k) of Regulation S of the Act.

The above does not constitute an offer to sell or a solicitation of an offer to buy any of the Company’s securities in the United States. The securities have not been registered under the Act and may not be offered or sold within the United States or to U.S. persons unless an exemption from such registration is available.

ITEM 5.02DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 28, 2022, the Company’s board of directors appointed Mr. Aernout Reints Bok to act as director of the Company to fill the vacancy on the board of directors.

Mr. Reints Bok has extensive experience leading global teams and finding resolutions with issues related to IP, CT, R&D, Operations, Marketing and Supply Chain. Mr. Reints Bok also consults on business development, change management, competence development, and assists with integrating new business units. Mr. Reints Bok has been employed by Signify (formerly Philips Lighting) & KLite since 2009, and prior to that by Philips Semiconductors since 1995. Mr. Reints Bok received his Master’s Degree from Technical University of Delft.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS.

(d)Exhibits

Exhibit Number	Description of Exhibit

99.1	News Release dated August 1, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUESENBERG TECHNOLOGIES INC.

Date: August 1, 2022

By: /s/ Lim Hun Beng
Lim Hun Beng
Chief Executive Officer and President